UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2007

CONSOLIDATED ENERGY, INC.

(Exact name of registrant as specified in its charter)

Wyoming	3630	86-0852222
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Id No.)

76 George Road, Betsy Layne, Kentucky	41605
(Address of principal executive offices)	(zip code)

(606) 478-1333

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17

CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 20, 2007, the Board of Directors (the “Board”) of Consolidated Energy, Inc. (the “Company”) accepted the resignations of Carl Baker and Edward Jennings, each as a Director and Mr. Jennings as Chairman of the Board, pursuant to the terms of their resignation letters each dated February 16, 2007.  Both resignations were for personal reasons, and neither Mr. Baker nor Mr. Jennings had any disagreements or disputes with the Company or any of its principle officers.  Also on February 20, 2007, the Board unanimously voted Mr. Jesse Shelmire, an existing Director, to succeed Mr. Jennings as Chairman of the Board.  Mr. Shelmire recused himself from this vote.  The Board also unanimously voted to promote Mr. Joseph Jacobs to the position of President of the Company and appointed Mr. Barry Tackett as the Company’s Secretary.  Mr. Jacobs will retain the title of Chief Operating Officer, and Mr. Tackett will retain the title of Controller.  For each such vote, Mr. Jacobs and Mr. Tackett recused himself from the voting process.   No additional compensation was granted to Mr. Shelmire, Mr. Jacobs or Mr. Tackett for agreeing to serve the Company in these added capacities.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED ENERGY, INC.

Dated: February 21, 2007

By: /s/ Joseph Jacobs

Name: Joseph Jacobs

Title: President and Chief Operating Officer